UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2010 (January 27, 2010)
Corus Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 S. Riverside Plaza; Suite 1800 Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 312-474-6388
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01: OTHER EVENTS
On February 1, 2010, the Company filed a Current Report on Form 8-K (the Original Form 8-K) disclosing that on January 27, 2010, the Company received copies of two letters dated January 5, 2010 (the “Letters”) that had been sent by Bank of America, N.A. (as successor by merger to LaSalle Bank National Association), in its capacity as Trustee (the “Trustee”) under that certain Indenture (the “Indenture”) dated as of December 19, 2005, by and among the Company and the Trustee with respect to that certain trust known as Corus Statutory Trust XI in the original amount of $25.0 million. One letter was addressed to Alesco Preferred Funding IX (“Alesco IX”) and the other letter was addressed to Alesco Preferred Funding X (together with Alesco IX, the “Securityholders”). The Letters contained a notice to the Securityholders that an Event of Default has occurred pursuant to Section 5.01(e) (the “Specified Event of Default”) of the Indenture relating to the Junior Subordinated Debt Securities due March 15, 2036 issued by the Company (the “TOPrS”).
In the Original Form 8-K the Company noted that it believed that the contentions contained in the Letters were without merit and further noted that the Company had delivered a letter dated February 1, 2010 to the Trustee demanding that the Trustee immediately rescind and withdraw the purported notice of a Specified Event of Default under the Indenture with respect to the TOPrS.
This amendment to the Original Form 8-K includes copies of the Trustee’s two letters and the Company’s letter as exhibits.
ITEM 9.01: FINANCIAL STATEMENTS & EXHIBITS

Exhibit 99.1	Letter dated January 5, 2010 from Bank of America, N.A., as Trustee and Institutional Trustee, to Alesco Preferred Funding IX (Trust No. XI)

Exhibit 99.2	Letter dated January 5, 2010 from Bank of America, N.A., as Trustee and Institutional Trustee, to Alesco Preferred Funding X (Trust No. XI)

Exhibit 99.3	Letter dated February 1, 2010 from the Company to Bank of America, N.A. (Trust No. XI)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC. (Registrant)
/s/ Michael J. Minnaugh
Michael J. Minnaugh
Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer of the Registrant)
Date: February 11, 2010